Exhibit 99.1

CorEnergy Releases Second Quarter 2014 Results

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo. – August 11, 2014 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR) ("CorEnergy" or the "Company") today announced financial results for the second quarter ended June 30, 2014.

Second Quarter Highlights and Subsequent Events

-	Declared second quarter 2014 dividend distribution of $0.130, payable on August 29, 2014
-	Reiterating annualized dividend guidance of no less than $0.52 per share
-	Joined the Russell 2000, Russell 3000, Russell Microcap and Russell Global Indexes
-	Amended and upsized the Black Bison secured financing transaction
-	Entered into a non-binding term sheet to upsize and replace existing credit facility

"Second quarter results reflect CorEnergy's commitment to providing stable dividends, executing our strategy consistently and expanding partnerships with operating companies. We covered our $0.130 dividend with AFFO, while maintaining a low level of total debt," said David Schulte, Chief Executive Officer of CorEnergy. "We are gaining visibility in the equity capital markets, including recent listings in the Russell and FTSE NAREIT indices. For the second half of the year, we have already closed a follow-on water disposal well acquisition financing and remain active in reviewing potential acquisitions."

Quarterly Performance Review

CorEnergy reported total revenues of $9.0 million in the quarter ended June 30, 2014. A second quarter dividend of $0.130 was declared on July 31, 2014, and is payable on August 29, 2014. Total assets were $327.8 million and total stockholders' equity was $220.5 million as of June 30, 2014, compared to $283.9 million and $177.2 million, respectively, at Dec. 31, 2013. AFFO for the quarter ended June 30, 2014, was $0.14 per share as compared to $0.14 per share for the quarter ended March 31, 2014.

Second Quarter Ended June 30, 2014 Financial Summary

	For the Three-Month Period Ended June 30, 2014
	Total	Per Share
Net Income (attributable to CorEnergy Stockholders)	$3,005,908	$0.10
Funds From Operations (FFO)	$4,799,701	$0.15
Adjusted Funds From Operations (AFFO)	$4,470,169	$0.14

FFO and AFFO are non-GAAP measures presented in accordance with the guidelines for calculation and reporting issued by the National Association of Real Estate Investment Trusts. FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company considers FFO an important supplemental measure of operating performance that is frequently used by securities analysts, investors and other interested parties. CorEnergy defines AFFO as FFO plus transaction costs, amortization of debt issuance costs, deferred leasing costs, above-market rent, and certain costs of a nonrecurring nature, less maintenance, capital expenditures (if any), amortization of debt premium and other adjustments as deemed appropriate. Management uses AFFO as a measure of long-term sustainable operational performance.

Portfolio Update

Portland Terminal Facility
The Portland Terminal Facility, a multimodal petroleum products terminal in Oregon, is subject to a 15-year triple net participating lease. Beginning in August 2014, minimum lease payments will be $5 million per year. The base rent is expected to increase during the initial year of the lease based on a percentage of specified construction costs at the Portland Terminal Facility, estimated at $10 million. Assuming such improvements are completed, the base rent will increase by an ancillary amount of approximately $1.1 million per year in addition to the minimum lease payment of $5 million. As of June 30, 2014, additional spending on terminal-related projects totaled approximately $2.8 million.

Subsequent Events

Black Bison
On July 23, 2014, CorEnergy increased its secured financing to Black Bison Water Services, LLC ("Black Bison") from $11.5 million to $15.3 million. The incremental borrowings were made available through an upsize of the pre-existing facility from $11.5 million to $12 million and a new $3.3 million taxable REIT subsidiary loan (the "TRS Loan").

Collectively, the $15.3 million 10-year secured financing has a base interest rate of 12 percent per annum, escalating at 2 percent of the base interest rate per annum. In addition, beginning in April 2015, the outstanding principal on the TRS Loan will also bear variable interest based on the volume of water treated by Black Bison. Interest income on the TRS Loan will be subject to income taxes. CorEnergy has advanced the full $15.3 million to fund Black Bison's third acquisition of a salt water disposal property.

Balance Sheet and Liquidity

The Company has signed a non-binding term sheet for a new credit facility that will replace the Company's current credit facility. The new credit facility has anticipated capacity of up to $30 million. Management expects to complete this additional financing in the third quarter and anticipates using the credit facility thereafter to fund property acquisitions, capital improvements or for other permitted corporate purposes. Management expects that the Portland Terminal Facility will qualify as eligible collateral under the facility. Management believes the increased availability of additional senior debt will allow for greater financial flexibility.

Securing the new credit facility is subject to a number of usual and customary conditions and processes, for which the signed term sheet is just the first step. Those conditions include, among other things, lender due diligence, agreement on definitive terms and final documents, and the negotiation of acceptable fee arrangements. Additional details regarding the anticipated debt financing for the Company will be available on Form 8-K to be filed with the Securities and Exchange Commission upon closing.

Outlook

CorEnergy expects its energy infrastructure assets – the Pinedale LGS, the Eastern Interconnect Project, the Portland Terminal Facility, Mowood and Black Bison – to produce stable and recurring revenues in 2014. The Company believes that the cash flows from its holdings will support annualized dividend payments of no less than $0.52 per share. The Company has a broadening set of opportunities in the pipeline, which provide the potential to reach $50 to $200 million per project type. There can be no assurance that any of these acquisition opportunities will result in consummated transactions. The Company expects to utilize balance sheet resources, including prudent leverage when available, supplemented with accretive equity issuance as needed.

Dividend Policy

In 2013, CorEnergy changed its fiscal year end from Nov. 30 to Dec. 31 as part of its transition from a business development company to a REIT. As a result of this change, the dividend payment schedule for calendar 2014 will vary from prior years. Going forward, the Company intends to maintain a quarterly February, May, August, November dividend payment cycle. Dividend payouts may be affected by cash flow requirements and remain subject to other risks and uncertainties.

2014 Second Quarter Earnings Conference Call

CorEnergy will host a conference call Tuesday, August 12, 2014, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 approximately five to ten minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format.  A link to the webcast will be accessible at corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. Central Time September 12, 2014, by dialing 877-660-6853. The Conference ID # is 13587198. A replay of the webcast will also be available on the company's website at corenergy.corridortrust.com through August 12, 2015.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), primarily owns midstream and downstream U.S. energy infrastructure assets subject to long-term triple net participating leases with energy companies. These assets include pipelines, storage tanks, transmission lines and gathering systems. The Company's principal objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and long-term distribution growth (reported to our investors on Form 1099). CorEnergy is managed by Corridor InfraTrust Management, LLC, a real property asset manager focused on U.S. energy infrastructure real assets, and is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy investments, with approximately $17.9 billion of assets under management in NYSE-listed closed-end investment companies, open-end funds and other accounts as of July 31, 2014. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
Assets	(Unaudited)
Leased property, net of accumulated depreciation of $18,949,516, and $12,754,588	$270,189,704	$232,220,618
Other equity securities, at fair value	25,786,785	23,304,321
Financing note and related accrued interest receivable, net	4,299,356	-
Cash and cash equivalents	18,986,616	17,963,266
Property and equipment, net of accumulated depreciation of $2,179,305 and $2,037,685	3,176,863	3,318,483
Lease receivable	1,099,264	711,229
Accounts receivable	1,116,161	2,068,193
Intangible lease asset, net of accumulated amortization of $875,816 and $729,847	218,955	364,924
Deferred debt issuance costs, net of accumulated amortization of $862,512 and $572,830	935,842	1,225,524

Deferred lease costs, net of accumulated amortization of $93,955 and $63,272	826,507	857,190
Hedged derivative asset	294,607	680,968
Income tax receivable	412,495	834,382
Prepaid expenses and other assets	483,614	326,561
Total Assets	$327,826,769	$283,875,659

Liabilities and Equity
Current maturities of long-term debt	$3,528,000	$2,940,000
Long-term debt (net of current maturities)	65,296,000	67,060,000
Accounts payable and other accrued liabilities	2,961,460	2,920,267
Unearned revenue	2,133,686	-
Deferred tax liability	5,734,405	5,332,087
Line of credit	-	81,935
Total Liabilities	$79,653,551	$78,334,289

Equity
Warrants, no par value; 0 and 945,594 issued and outstanding at June 30, 2014 and December 31, 2013, respectively (5,000,000 authorized)	$-	$1,370,700
Capital stock, non-convertible, $0.001 par value; 31,640,158 shares issued and outstanding at June 30, 2014 and 24,156,163 shares issued and outstanding at December 31, 2013 (100,000,000 shares authorized)	31,640	24,156
Additional paid-in capital	220,080,751	173,441,019
Accumulated retained earnings	-	1,580,062
Accumulated other comprehensive income	435,945	777,403
Total CorEnergy Equity	220,548,336	177,193,340
Non-controlling Interest	27,624,882	28,348,030
Total Equity	248,173,218	205,541,370
Total Liabilities and Equity	$327,826,769	$283,875,659

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue
Lease revenue	$7,065,677	$5,638,244	$13,828,085	$11,276,488
Sales revenue	1,813,607	1,929,772	5,073,137	4,445,345
Financing revenue	139,728	-	165,347	-
Total Revenue	9,019,012	7,568,016	19,066,569	15,721,833

Expenses
Cost of sales (excluding depreciation expense)	1,384,998	1,476,348	4,092,356	3,479,987
Management fees	761,265	646,394	1,545,133	1,290,208
Asset acquisition expenses	20,732	53,394	36,949	85,211
Professional fees	265,514	431,508	664,642	885,691
Depreciation expense	3,204,911	2,857,412	6,336,548	5,714,448
Amortization expense	15,342	15,342	30,683	30,621
Operating expenses	213,533	303,480	436,274	510,384
Directors' fees	63,276	32,557	128,310	50,557
Other expenses	224,173	151,312	392,881	274,018
Total Expenses	6,153,744	5,967,747	13,663,776	12,321,125
Operating Income	2,865,268	1,600,269	5,402,793	3,400,708
Other Income (Expense)
Net distributions and dividend income	$5,988	$2,701	$11,044	$15,825
Net realized and unrealized gain on trading securities	-	-	-	316,063
Net realized and unrealized gain on other equity securities	2,084,026	(30,976)	3,378,208	2,395,010
Interest Expense	(819,360)	(907,275)	(1,646,337)	(1,644,656)
Total Other Income	1,270,654	(935,550)	1,742,915	1,082,242
Income before income taxes	4,135,922	664,719	7,145,708	4,482,950
Taxes
Current tax expense	-	581,757	854,075	867,648
Deferred tax expense (benefit)	742,879	(340,003)	402,317	395,050
Income tax expense, net	742,879	241,754	1,256,392	1,262,698
Net Income	3,393,043	422,965	5,889,316	3,220,252
Less: Net Income attributable to non-controlling interest	387,135	352,893	778,249	737,427
Net Income attributable to CORR Stockholders	$3,005,908	$70,072	$5,111,067	$2,482,825

Net income	$3,393,043	$422,965	$5,889,316	$3,220,252
Other comprehensive income (expense)
Changes in fair value of qualifying hedges attributable to CORR Stockholders	(270,838)	921,442	(341,458)	921,442
Changes in fair value of qualifying hedges attributable to non-controlling interest	(63,324)	215,439	(79,835)	215,439
Net Change in Other Comprehensive Income	$(334,162)	$1,136,881	$(421,293)	$1,136,881
Total Comprehensive Income	3,058,881	1,559,846	5,468,023	4,357,133
Less: Comprehensive income attributable to non-controlling interest	323,811	568,332	698,414	952,866

Comprehensive Income attributable to CORR Stockholders	$2,735,070	$991,514	$4,769,609	$3,404,267

Earnings Per Common Share:
Basic and Diluted	$0.10	$-	$0.17	$0.10
Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	31,637,568	24,147,958	30,810,060	24,144,856
Dividends declared per share	$0.129	$0.125	$0.254	$0.250

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF EQUITY

					Accumulated	Retained
					Other	Earnings	Non-
	Capital Stock			Additional Paid-	Comprehensive	(Accumulated	Controlling
	Shares	Amount	Warrants	in Capital	Income	Deficit)	Interest	Total

Balance at December 31, 2012	24,140,667	$24,141	$1,370,700	$175,256,675	$-	$4,209,023	$29,981,653	$210,842,192

Net income	-	-	-	-	-	4,502,339	1,466,767	5,969,106

Net change in cash flow hedges	-	-	-	-	777,403	-	181,762	959,165

Total comprehensive income	-	-	-	-	777,403	4,502,339	1,648,529	6,928,271

Dividends	-	-	-	(1,923,760)	-	(7,131,300)	-	(9,055,060)
Distributions to non-controlling interest	-	-	-	-	-	-	(3,282,152)	(3,282,152)
Reinvestment of dividends paid to stockholders	15,496	15	-	108,104	-	-	-	108,119
Balance at December 31, 2013	24,156,163	$24,156	$1,370,700	$173,441,019	$777,403	$1,580,062	$28,348,030	$205,541,370

Net income	-	-	-	-	-	5,111,067	778,249	5,889,316

Net change in cash flow hedges	-	-	-	-	(341,458)	-	(79,835)	(421,293)

Total comprehensive income	-	-	-	-	(341,458)	5,111,067	698,414	5,468,023

Net offering proceeds	7,475,000	7,475	-	45,617,088	-	-	-	45,624,563

Dividends	-	-	-	(409,376)	-	(6,691,129)	-	(7,100,505)
Distributions to non-controlling interest	-	-	-	-	-	-	(1,421,562)	(1,421,562)
Reinvestment of dividends paid to stockholders	8,995	9	-	61,320	-	-	-	61,329

Warrant expiration	-	-	(1,370,700)	1,370,700	-	-	-	-
Balance at June 30, 2014 (Unaudited)	31,640,158	$31,640	$-	$220,080,751	$435,945	$-	$27,624,882	$248,173,218

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Six Months Ended
	June 30, 2014	June 30, 2013
Operating Activities
Net Income	$5,889,316	$3,220,252
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred income tax, net	402,318	395,050
Depreciation	6,336,548	5,714,448
Amortization	466,334	433,386
Realized and unrealized gain on trading securities	-	(316,063)
Realized and unrealized gain on other equity securities	(3,378,208)	(2,395,010)
Unrealized (gain) loss on derivative contract	(34,932)	46,228
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	952,032	(352,037)
(Increase) in lease receivable	(388,035)	-
(Increase) decrease in prepaid expenses and other assets	(94,053)	31,321
Decrease in accounts payable and other accrued liabilities	(366,777)	(1,217,791)
Increase in dividends payable to shareholders	-	3,018,495
Increase in distributions payable to non-controlling interest	-	1,690,413
Increase (decrease) in current income tax liability	421,887	(3,855,947)
Increase (decrease) in unearned revenue	2,133,686	(1,422,457)
Net cash provided by (used in) operating activities	$12,340,116	$4,990,288

Investing Activities
Proceeds from sale of long-term investment of trading and other equity securities	-	5,563,865
Deferred lease costs	-	(5,620)
Acquisition of leased assets	(43,536,044)	-
Purchases of property and equipment	-	(42,242)
Issuance of financing note receivable	(4,299,356)	-
Return of capital on distributions received	832,744	631,524
Net cash (used in) provided by investing activities	$(47,002,656)	$6,147,527

Financing Activities
Payments on lease obligation	-	(20,698)
Debt financing costs	(220,000)	(10,999)
Net offering proceeds	45,624,563	-
Dividends paid	(7,039,176)	(5,986,937)
Distributions to non-controlling interest	(1,421,562)	(1,690,413)
Advances on revolving line of credit	2,535,671	139,397
Payments on revolving line of credit	(2,617,606)	(139,397)
Principal payment on credit facility	(1,176,000)	-
Net cash provided by (used in) financing activities	$35,685,890	$(7,709,047)
Net change in cash and cash equivalents	$1,023,350	$3,428,768
Cash and cash equivalents at beginning of period	17,963,266	17,680,783
Cash and cash equivalents at end of period	$18,986,616	$21,109,551

Supplemental Disclosure of Cash Flow Information:
Interest paid	$1,399,619	$1,242,441
Net income taxes paid (refunds received)	$432,187	$4,776,354
Non-Cash Investing Activities
Change in accounts payable and accrued expenses related to acquisition expenditures	$627,970	$-
Non-Cash Financing Activities
Reinvestment of distributions by common stockholders in additional common shares	$61,329	$49,141
Change in accounts payable and accrued expenses related to debt financing costs	$(220,000)	$-

CorEnergy Infrastructure Trust, Inc.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
FFO and AFFO Reconciliation

	For the Three Months Ended		For the Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net Income (attributable to CorEnergy Stockholders):	$3,005,908	$70,072	$5,111,067	$2,482,825
Add:
Depreciation	3,204,911	2,857,412	6,336,548	5,714,448
Distributions received from investment securities	341,484	317,184	832,744	631,524
Income tax expense, net	742,879	241,754	1,256,392	1,262,698
Less:
Net realized and unrealized gain on trading securities	-	-	-	316,063
Net realized and unrealized gain (loss) on other equity securities	2,084,026	(30,976)	3,378,208	2,395,010
Non-controlling interest attributable to FFO reconciling items	411,455	411,384	822,910	822,762
Funds from operations (FFO):	$4,799,701	$3,106,014	$9,335,633	$6,557,660
Add:
Transaction costs	20,732	53,394	36,949	85,211
Amortization of debt issuance costs	144,840	128,320	289,682	256,794
Amortization of deferred lease costs	15,342	15,342	30,623	30,621
Amortization of above market leases	72,985	72,985	145,969	145,970
Noncash costs associated with derivative instruments	(17,443)	71,850	(34,932)	75,200
Nonrecurring personnel costs	-	113,232	-	113,232
Less:
EIP lease adjustment	542,809	542,809	1,085,618	1,085,618
Non-controlling interest attributable to AFFO reconciling items	23,179	39,929	46,349	75,210
Adjusted funds from operations (AFFO):	$4,470,169	$2,978,399	$8,671,957	$6,103,860

Weighted Average Shares	31,637,568	24,147,958	30,810,060	24,144,856
FFO per share	$0.15	$0.13	$0.30	$0.27
AFFO per share	$0.14	$0.12	$0.28	$0.25

Contact Information:
Katheryn Mueller, Investor Relations, 877-699-CORR (2677), info@corridortrust.com